UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2019, Retail Properties of America, Inc. (the “Company”) entered into a term loan agreement for a $270,000,000 senior unsecured term loan (the “Term Loan Agreement”) with KeyBank National Association, as administrative agent, KeyBanc Capital Markets Inc., as book runner, KeyBanc Capital Markets Inc., Branch Banking and Trust Company, PNC Capital Markets LLC, TD Bank and Wells Fargo Bank, National Association, as joint lead arrangers, Branch Banking and Trust Company, PNC Bank, National Association, TD Bank and Wells Fargo Bank, National Association, as co-syndication agents, and the initial lenders named therein. The Term Loan Agreement provides for a senior unsecured term loan facility (the “Five-Year Term Loan Facility”) in the initial principal amount of $120,000,000 that matures on July 17, 2024 and a senior unsecured term loan facility (the “Seven-Year Term Loan Facility” and together with the Five-Year Term Loan Facility, the “Term Loan Facilities”) in the initial principal amount of $150,000,000 that matures on July 17, 2026. The Company has the ability, subject to certain conditions, to increase the available borrowings under the Five-Year Term Loan Facility by up to $130,000,000 and to increase the available borrowings under the Seven-Year Term Loan Facility by up to $100,000,000, for maximum aggregate borrowings under the Term Loan Agreement of $500,000,000.

Borrowings under the Five-Year Term Loan Facility bear interest at a rate per annum equal to London Interbank Offered Rate (“LIBOR”), adjusted based on applicable reserve percentages established by the Federal Reserve (“Adjusted LIBOR”), or the alternate base rate, in each case, plus a margin of between 1.20% and 1.70%, based on the Company’s leverage ratio as calculated under the Term Loan Agreement, or between 0.80% and 1.65%, based on the Company’s investment grade credit rating. Borrowings under the Seven-Year Term Loan Facility bear interest at a rate per annum equal to Adjusted LIBOR or the alternate base rate, in each case, plus a margin of between 1.50% and 2.20%, based on the Company’s leverage ratio as calculated under the Term Loan Agreement, or between 1.35% and 2.25%, based on the Company’s investment grade credit rating. Pursuant to the Term Loan Agreement, the Company may irrevocably elect to convert to the investment grade credit rating pricing grid at any time, as long as it maintains an investment grade credit rating. Interest on amounts outstanding under each of the Term Loan Facilities is payable monthly. In the event that LIBOR is discontinued or specified other events occur impacting the ability of the lenders to utilize LIBOR for the Term Loan Facilities, the interest rate for the Term Loan Facilities following such event will be based on either an alternate base rate equal to the federal funds effective rate plus 1.50% or a replacement rate agreed upon by the Company and the administrative agent, in each case, plus the applicable margin. Such an event would not affect the Company’s ability to borrow or maintain already outstanding borrowings under the Term Loan Agreement, although it could result in a higher interest rate for the Term Loan Facilities.

The Company may prepay outstanding principal amounts under the Term Loan Facilities at any time, subject to any LIBOR breakage costs, and, with respect to the Seven-Year Term Loan Facility only, the payment of a prepayment fee equal to 2.0% of the aggregate principal amount prepaid on or before July 17, 2020, and 1.0% of the aggregate principal amount prepaid after July 17, 2020 but on or prior to July 17, 2021. After July 17, 2021, prepayment of outstanding balances under the Seven-Year Term Loan Facility will not be subject to a prepayment fee. Any unpaid principal amounts under each of the Term Loan Facilities are due and payable upon maturity of the applicable Term Loan Facility.

The Term Loan Agreement also contains customary representations, warranties and covenants, including financial covenants such as a maximum leverage ratio, a minimum fixed charge coverage ratio, a maximum unencumbered leverage ratio, a minimum unencumbered interest coverage ratio and a maximum secured indebtedness ratio, and events of default. In the case of an event of default, the lenders may, among other remedies, accelerate the payment of all obligations under the Term Loan Agreement.

The Company expects to use the net proceeds from the Term Loan Facilities to repay outstanding indebtedness and for general corporate purposes.

Certain of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries from time to time for which they have received, and may in the future receive, customary fees and expenses.

After entering into the Term Loan Agreement, the Company entered into agreements to swap $120,000,000 of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through July 17, 2024 and $150,000,000 of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 17, 2026, each with effective dates of August 15, 2019. Prior to the potential discontinuation of LIBOR and use of a replacement rate under the Term Loan Facilities, the Company expects that amendments will be made to the swap agreements that will result in the LIBOR-based swap rate reverting, upon the occurrence of such events, to the same rate that would be expected to be used as the replacement rate under the Term Loan Facilities. Currently, the swap agreements provide for the LIBOR-based swap rate to revert to a reference rate based on quotations obtained from specified banks for interbank lending rates in the event that LIBOR is discontinued or unavailable during the term of the swaps.

The above summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement. A copy of the Term Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of July 17, 2019, by and among the Company, as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets Inc., as book runner, KeyBanc Capital Markets Inc., Branch Banking and Trust Company, PNC Capital Markets LLC, TD Bank and Wells Fargo Bank, National Association, as joint lead arrangers, Branch Banking and Trust Company, PNC Bank, National Association, TD Bank and Wells Fargo Bank, National Association, as co-syndication agents, and the initial lenders named therein.*

*

Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M. Swinehart
Julie M. Swinehart
Date: July 23, 2019		Executive Vice President, Chief Financial Officer and Treasurer